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[GTE INTERNETWORKING LOGO]                                 MASTER AGREEMENT FOR
                                                       INTERNETWORKING SERIVCES


This Master Agreement between GTE Internetworking Incorporated ("we") and the Customer Identified below ("you") includes the attached Service Schedules and Service Quotations (collectively "Schedules") together with any additional Schedules mutually agreed in writing in the future.

1. SERVICES. We will provide you the Internetworking services ("Services") specified in the Schedule(s). Our commencement of providing any of the Services shall constitute our acceptance of this Master Agreement.

2. PRICES. Prices are stated in the Schedules and are guaranteed for the Term stated in the Schedules. If any of the Services are on a month-to-month basis, we will give you at least 30 days notice of a price change. In addition, you are responsible for applicable taxes, tariffs, telecommunications surcharges or other governmental charges due on account of the Services.

3. PAYMENT. Unless otherwise stated in a Schedule, we will invoice you monthly. You agree to pay within 30 days from receipt of invoice. For overdue invoices, you will pay interest of 1.5% for each month or part of a month (or the maximum allowed by law, whichever is less).

4. OUR RESPONSIBILITY. We are responsible for providing the Services by qualified personnel in a professional manner. WE DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

5. YOUR RESPONSIBILITY. You are responsible for the manner in which you use the Services, including the maintenance and security of your data, computer network and other facilities; your choice of equipment, software and online content and all other matters related to how you use the Services. Unless expressly permitted by a Schedule or separate reseller agreement with us, you shall not resell Services, or access to Services, directly or indirectly to third parties.

6. INDEMNIFICATION. We will indemnify you for damages, costs and attorneys fees you incur from any claim that our design of the Services infringes any U.S. patent, copyright, trademark, trade secret or other intellectual property right. You will indemnify us for damages, costs and attorneys fees we incur from any claim arising from your manner of using of the Services, your combination of the Services with other products or services not provided by us, or your modification of the Services. The indemnifying party shall conduct the defense and shall have control of the litigation; the other party shall give prompt notice of claims and shall cooperate in defending against the claim. THE PARTIES DISCLAIM THE IMPLIED WARRANTY OF NON-INFRINGEMENT, RELYING INSTEAD ON THE TERMS OF THIS SECTION.

7. IP ADDRESSES. Upon expiration, cancellations or termination of the Agreement or applicable Schedule, you shall relinquish any IP addresses or address blocks assigned to you by us.

8. ACKNOWLEDGEMENT. You agree that we may include your name in listings of our customers.

9. COMPLIANCE WITH LAWS. You shall not use or permit your end users to use the Services in ways that violate the laws or our acceptable use policy which is published on our web site at http://www.bbn.com/sup/, infringe the rights of others, or interfere with users of our network or other networks. For example, you shall not distribute chain letters or unsolicited bulk electronic mail ("spamming"); propagate computer worms or viruses; use a false identity; attempt to gain unauthorized entry to any site or network; distribute child pornography, obscenity or defamatory material over the Internet; or infringe copyrights, trademarks or other intellectual property rights. You further agree to comply with U.S. export laws concerning the transmission of technical data and other regulated materials via the Services.

10. TERMINATION. Either party may terminate or cancel this Agreement if the other fails to cure a material breach of the Agreement within 30 days after receiving written notice of the breach. We reserve the right, but assume no obligation to suspend performance immediately if you are more than 30 days overdue in payments or if, in our reasonable judgment, you have violated
Section 9.

11. LIMITATION OF LIABILITY. EXCEPT FOR (A) INDEMNIFICATIONS PURSUANT TO
SECTION 6, (B) BREACH OF ANY CONFIDENTIALITY OBLIGATIONS STATED IN A SERVICE SCHEDULE, AND (C) BREACHES BY YOU OF LICENSE TERMS APPLICABLE TO GTE-PROVIDED SOFTWARE, NEITHER PARTY (NOR ITS SUPPLIERS OR CUSTOMERS) SHALL BE LIABLE TO THE OTHER PARTY FOR PUNITIVE, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES INCLUDING WITHOUT LIMITATION, LOST PROFITS OR LOSS OF DAMAGE TO DATA ARISING OUT OF THE USE OR INABILITY TO USE SERVICES, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12. LIMITATION OF DAMAGES. OUR AGGREGATE LIABILITY TO YOU RELATING TO OR ARISING OUT OF THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED (a) THE TOTAL AMOUNTS PAID BY YOU TO US FOR THE SERVICE IN QUESTION, DURING THE ONE-YEAR PERIOD IMMEDIATELY PRECEDING THE EVENT WHICH GAVE RISE TO YOUR CLAIMS OR (b) $100,000, WHICHEVER IS LESS.

13. MISCELLANEOUS. The terms and conditions of this Agreement supersede all previous agreements, proposals or representations related to the Services. Except for assignments to GTE affiliates, neither party may assign this Agreement without the prior written consent of the other party. This Agreement shall be governed by the substantive laws of the Commonwealth of Massachusetts. Any changes to this Agreement, or any additional or different terms in your purchase orders, acknowledgments or other documents, will not be effective unless expressly agreed to in writing by us.

      PLEASE SIGN BELOW TO INDICATE YOUR UNDERSTANDING AND ACCEPTANCE
                    OF THE TERMS OF THIS AGREEMENT.

      COMPANY (TYPE OR PRINT FULL CUSTOMER NAME): NETZERO,INC.
                                                 -----------------------------
      SIGNATURE:  /s/ Ronald Burr                 DATE:   10/13/98
                 -----------------------------          ----------------------
      PRINT NAME:  RONALD BURR                    TITLE:  CEO
                 -----------------------------          ----------------------

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[GTE INTERNETWORKING LOGO]                                     SERVICE SCHEDULE
                                                     DIALINX SERVICE (DOMESTIC)


This Service Schedule is part of and is governed by the Master Agreement for Internetworking Services ("Master Agreement"). The terms and conditions of the Master Agreement are incorporated herein by reference.

1. COVERED SERVICES. We will provide you with the DiaLinx-TM- Basic Services and Enhanced Services ("DiaLinx Service") indicated in the applicable GTE Internetworking Services Quotation ("Quotation") which is attached hereto or which we may provide to you in the future for additional DiaLinx Service. The term of the Service Period is one year or longer, as selected by you, and the corresponding fees are described in the Quotation. Our commencement of providing DiaLinx Services to you under the Quotations shall constitute our acceptance of the Agreement in respect of such DiaLinx Service.

2. SERVICE DESCRIPTION. DiaLinx Service provides you with dial-up Internet access service. further details of the DiaLinx Service are set forth in the applicable Service Description. Service Descriptions are available from your GTE sales representative.

3. RENEWAL. We encourage you to contact us, via email to: renew@bbnplanet.com prior to the expiration of the then-current Service Period to renew the DiaLinx Service for an additional term of one (1) year or greater. If the Service Period expires before it has been renewed in writing, then we may continue to provide you with the DiaLinx Service on a month-to-month basis, at our then-current undiscounted list prices, until the Service Period has been renewed in writing.

4. MINIMUM CUSTOMER COMMITMENT. You agree to the Minimum Customer Commitment(s) for DiaLinx Service set forth in the Quotation. You agree that you are obligated to pay the full amount due for the Minimum Customer Commitment even if your actual usage is less than the Minimum Customer Commitment.

5. THIRD PARTY ACCESS. Subject to the terms and conditions of this Service Schedule, you have the non-exclusive right to authorize access to DiaLinx Services to your employees and/or to any third party (including the right to sell such DiaLinx Services). You agree that if you offer DiaLinx Service other than to your bona fide employees, you will do so only pursuant to a binding agreement incorporating terms substantially similar to those stated in Section 10 (Mandatory Flow-down Terms) of this Service Schedule.

6. RESPONSIBILITY FOR END USERS. You agree to be responsible for all billing and collection from end users and that you will pay us on a timely basis, regardless of whether you collect payment from end users. You agree to be responsible for all communications to and business relations with end users. You shall be responsible for providing all technical and business support related to DiaLinx Services access for end users, including but not limited to responding to inquiries and questions, hot-line support, problem resolution, providing system configuration, installation and support, as applicable and other such services and shall maintain an organization which is highly trained and qualified to provide such support. You are responsible for authenticating and authorizing access by your end users to DiaLinx Services. Unless you have purchased optional RADIUS hosting services from us, you shall install, operate, and maintain a dedicated RADIUS server meeting the RADIUS specifications published in Internet RFC 2138 and all published derivative RFC's. Our RADIUS server will prompt each end user for the end user's identification and password, and poll your RADIUS server for access information. Unless otherwise provided for in the Quotation, we will support only one authentication realm (e.g. companyname.com).

7. EQUIPMENT AND TELEPHONE SERVICE. You are solely responsible for obtaining and providing the telephone services and user modems necessary to access DiaLinx Services. In no event will we be responsible for and user telephone charges.

8. NETWORK ACCESS AVAILABILITY. ACCESS TO THE DIALINX NETWORK CANNOT BE GUARANTEED TO YOU OR YOUR END USERS. END USERS MAY BE UNABLE TO ACCESS THE DIALINX SERVICE AT ANY TIME, AND DISCONNECTIONS MAY OCCUR FROM TIME TO TIME. YOU AGREE THAT WE WILL NOT BE LIABLE FOR ANY DAMAGES THAT YOU OR YOUR END USERS MAY INCUR ARISING OUT OF THE USE OR INABILITY TO USE THE DIALINX SERVICES. END USERS MAY BE AUTOMATICALLY DISCONNECTED FROM THE NETWORK AFTER 30 MINUTES OF INACTIVITY. THIS DISCLAIMER IS IN ADDITION TO, NOT INSTEAD OF, THE DISCLAIMER, LIMITATION OF LIABILITY AND LIMITATION OF DAMAGES CONTAINED IN THE MASTER AGREEMENT.

9. REGULATORY CHANGES. We shall flow through to you any local exchange carrier (LEC) price changes (i) that are attributable to changes in Federal or state regulation, or (ii) for Federally regulated services, that are treated as exogenous regulatory cost changes by the Federal Communications Commission (the "FCC") under its price caps regulations as defined in the FCC Rules, 47 C.F.R. Section 61.45. For purposes of this paragraph, price changes attributable to changes in regulation include, but are not necessarily limited to, price changes reflecting total or partial elimination of any enhanced services provide exemption from payment of interexchange access charges or any regulatory decision which results in application of multiple Subscriber Line Charges to ISDN Primary Rate interface circuits or channelized TI circuits.

10. ACCEPTABLE USE. You agree to use the Dialinx Service in accordance with our acceptable use policy. Our current acceptable use policy is published on our web site at http://www.bbn.com/aup/

11. COMPLIANCE WITH LAWS. You shall not use or permit your end users to use the Services in ways that violate laws, infringe the rights of others, or interfere with users of our network or other networks. For example, you shall not distribute chain letters or unsolicited bulk electronic mail ("spamming"); propagate computer worms or viruses; use a false identity; attempt to gain unauthorized entry to any site or network; distribute child pornography, obscenity or defamatory material over the Internet; or infringe copyrights, trademarks or other intellectual property rights. You further agree to comply with U.S. export laws concerning the transmission of technical data and other regulated materials via the Services.

12. MANDATORY FLOW-DOWN TERMS. You agree to include terms substantially similar to the following minimum terms in legally binding agreements with end users who are not your bona fide employees. For the purpose of this section, "Network Services Supplier" shall mean us, "Company" shall mean you, "User" shall mean the non-employee end user, and "Network" shall mean the dial-up network operated and maintained by us in the Territory which is designed to provide access to the Internet:

NO RIGHT OF RESALE. Use may not resell or redistribute any DiaLinx Services.

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[GTE INTERNETWORKING LOGO]                                     SERVICE SCHEDULE
                                                     DIALINX SERVICE (DOMESTIC)



CONTENT RESPONSIBILITY. User understands that neither Company nor its Network Services Supplier is responsible for the content of the transmissions which may pass through the Network. User agrees that it will NOT use the DiaLinx Services in ways that violate laws, infringe the rights of others, or interfere with the users, services, or equipment of other networks.

For example, you shall not distribute unsolicited advertising, chain letters, or commercial electronic mail ("spamming"); propagate computer worms or viruses; attempt to gain unauthorized entry to other computers, data or networks; distribute child pornography, obscenity, or defamatory material over the Internet; or infringe copyrights, trademarks, or other intellectual property rights.

WARRANTY AND LIABILITY LIMITATIONS. COMPANY DOES NOT WARRANT THAT THE DIALINX SERVICES WILL BE AVAILABLE ON A SPECIFIED DATE OR TIME OR THAT THE NETWORK WILL HAVE THE CAPACITY TO MEET THE DEMAND OF END USERS DURING SPECIFIC HOURS.

USER MAY BE UNABLE TO ACCESS THE NETWORK AT ANY TIME AND DISCONNECTION FROM THE NETWORK MAY OCCUR FROM TIME TO TIME. USERS MAY BE AUTOMATICALLY DISCONNECTED FROM THE NETWORK AFTER 30 MINUTES OF INACTIVITY. NEITHER COMPANY NOR ITS NETWORK SERVICES SUPPLIER WILL BE LIABLE FOR UNAUTHORIZED ACCESS TO COMPANY'S OR USER'S TRANSMISSION FACILITIES OR PREMISE EQUIPMENT OR FOR UNAUTHORIZED ACCESS TO OR ALTERATION, THEFT OR DESTRUCTION OF USER'S DATA FILES, PROGRAMS, PROCEDURES OR INFORMATION THROUGH ACCIDENT, FRAUDULENT MEANS OR DEVICES, OR ANY OTHER METHOD, REGARDLESS OF WHETHER SUCH DAMAGE OCCURS AS A RESULT OF COMPANY'S OR ITS NETWORK SERVICE SUPPLIER'S NEGLIGENCE IN NO EVENT WILL COMPANY OR ITS NETWORK SERVICES SUPPLIERS BE LIABLE FOR ANY DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF DATA, LOSS OF REVENUE OR PROFITS, OR FOR ANY OTHER SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THE USE OF OR INABILITY TO USE SERVICES OR PRODUCTS PROVIDED HEREUNDER.


      PLEASE SIGN BELOW TO INDICATE YOUR UNDERSTANDING AND ACCEPTANCE
                    OF THE TERMS OF THIS AGREEMENT.

      COMPANY (TYPE OR PRINT FULL CUSTOMER NAME): NETZERO,INC.
                                                 -----------------------------
      SIGNATURE:  /s/ Ronald Burr                 DATE:   10/13/98
                 -----------------------------          ----------------------
      PRINT NAME:  RONALD BURR                    TITLE:  CEO
                 -----------------------------          ----------------------